Exhibit 10.3

[FORM OF] CO-MARKETING AND EXCLUSIVE DISTRIBUTION AGREEMENT

This Co-Marketing and Exclusive Distribution Agreement (this “Agreement”) is entered into by and between Benacquista Galleries, Inc., a Nevada corporation (“Benacquista or Retailer”) and ArtTrader.org, Inc., a _________ corporation, (“ArtTrader” or “Wholesaler”) this 6th day of October, 2005.

WHEREAS, Benacquista in engaged in the business of selling fine works of art on the Internet and through to-be-constructed physical galleries;

WHEREAS, ArtTrader has access to a large inventory of highly desirable art worth more than $500,000 that it wishes to be able to sell at wholesale prices;

WHEREAS, Benacquista wishes to buy art at wholesale prices in order to resell it on its website and in its to-be constructed physical galleries;

WHEREAS, ArtTrader is willing to give Benacquista exclusive rights to purchase artwork at wholesale prices;

NOW, THEREFORE, be it resolved between the parties that:

1.    Agreement to Sell. ArtTrader hereby grants Benacquista the right to purchase any and all unsold art contained in the ArtTrader inventory at wholesale prices. These prices should be typically be between 25% to 33% of the anticipated retail selling or appraisal price, but in no event shall be more than 33% of the anticipated retail selling price. This right shall be exclusive to Benacquista and no other party shall have the right to purchase such art at wholesale during the term of this Agreement.

2.    Term. This Agreement shall continue in full force and effect for a period of 24 months from the date hereof. ArtTrader may cancel the Agreement if Benacquista fails to purchase at least $250,000 worth of art from the inventory during the first 12 months of this Agreement.

3.    Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice): Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

4.    Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

6.    Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties.

7.    Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.    Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

10.     Choice of Law. This Agreement shall be subject to the laws of the State of Nevada without regard to conflicts of laws provision and each party agrees to be bound to the jurisdiction of the courts of Clark County, Nevada and venue shall be proper therein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

BENACQUISTA GALLERIES, INC.

By:	________________________________
James Price
President & CEO

______________________________, INC.

By:	________________________________
President